Exhibit 99.2

DSS, Inc. Announces Closing of $1.0 Million Underwritten Public Offering

NEW YORK, NY, FEBRUARY 5, 2026 (GLOBE NEWSWIRE) -- DSS, Inc. (NYSE American: DSS) (the “Company”), a multinational company operating across diverse industries including product packaging, biotechnology, commercial lending, and securities and investment management, today announced the closing of its previously announced firm commitment underwritten public offering. Gross proceeds to the Company were approximately $1.0 million, before deducting underwriting fees and other offering expenses payable by the Company.

The offering consisted of 900,000 shares of common stock. The public offering price per share of common stock was $1.00. In addition, the Company granted Aegis Capital Corp., the underwriter, an overallotment option to purchase up to an additional 135,000 shares of common stock, representing 15% of the number of shares sold in the offering solely to cover over-allotments, if any.

The Company expects to use the net proceeds from the offering for general corporate purposes, including working capital.

Aegis Capital Corp. acted as the sole book-running manager for the offering. Sichenzia Ross Ference Carmel LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-281974) previously filed with the U.S. Securities and Exchange Commission (SEC) previously filed with the SEC on October 31, 2024, and declared effective by the SEC on November 5, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DSS, Inc.

DSS, Inc. (NYSE American: DSS) is a multinational company operating across multiple business lines including product packaging, biotechnology, commercial lending, and securities and investment management. The Company operates a business model based on developing high-growth subsidiaries and unlocking value through strategic IPOs and public listings. For more information, visit www.dssworld.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For investor and media inquiries or additional information, please contact:

Investor Contact:

DSS, Inc.
Investor Relations
ir@dssworld.com
+1 (585) 565-2422